UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016 (June 9, 2016)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 140, Westminster, CO 80020

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2016, the Compensation Committee of the Board of Directors (the “Board”) of ARCA biopharma, Inc. (the “Company”) approved the following stock option (“Options”) grants to the executive officers listed below pursuant to the Company’s Amended and Restated 2013 Equity Incentive Plan approved at the 2016 Annual Meeting of Stockholders and the forms of Stock Option Grant Notice and Option Agreement for officers, as filed with the Securities and Exchange Commission as exhibits to the Company’s Current Report on Form 8-K on September 23, 2013:

Name and Title	Options Granted (1)	Options Granted (2)
Michael Bristow President and Chief Executive Officer	27,200	55,400
Thomas A. Keuer Chief Operating Officer	15,600	31,700
Christopher Ozeroff Senior Vice President, General Counsel & Secretary	14,800	30,200
Brian L. Selby Vice President, Finance	15,800	32,100
(1)

Exercise price of $3.30 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on June 9, 2016. Each Option vests in 36 equal monthly installments measured from June 9, 2016.

(2)

Exercise price of $3.30 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on June 9, 2016. Each Option can vest upon achievement of certain pre-specified corporate milestones related to enrollment for the GENETIC-AF clinical trial, and the timing and outcome of the interim data analysis by that trial’s Data and Safety Monitoring Board.  If the corporate milestones are not achieved, the Option will be cancelled.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 9, 2016, the Company held its 2016 Annual Meeting of Stockholders  at which the Company’s stockholders voted upon (i) the election of Company nominee, Dr. Linda Grais, to the  Board for a three-year term ending at the 2019 Annual Meeting of Stockholders, (ii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, (iii) the approval of the Amended and Restated ARCA 2013 Equity Incentive Plan and (iv) the approval, on an advisory basis, the compensation of the Company’s named executive officers.

The stockholders elected the director nominee, ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, approved the Amended and Restated ARCA 2013 Equity Incentive Plan and approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

1. Election of Director:

Nominee	For	Withheld	Broker Non-Votes
Linda Grais, M.D.	5,291,533	147,981	1,699,599

2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstentions	Broker Non-Votes
7,108,822	26,735	3,556	—

3. Approval of the Amended and Restated ARCA 2013 Equity Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
3,865,396	1,553,204	20,914	1,699,599

4. Approval on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
5,353,633	62,999	22,882	1,699,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2016

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ Christopher D. Ozeroff
		Name:	Christopher D. Ozeroff
		Title:	SVP and General Counsel